UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

HELIX TCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10200 E. Girard Avenue, Suite B420 Denver, CO 80231
(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2020, Helix TCS, Inc. and Bio-Tech Medical Software, Inc. (together, the “Company”) and Advantage Platform Services Inc. (“Advantage”) entered into an Agreement for the Purchase and Sale of Future Receipts (the “Agreement”). Pursuant to the terms and conditions of the Agreement, the Company sold to Advantage 15% of the proceeds of future sales made by the Company, up to $660,000 (“Future Sales Amount”), for an immediate cash payment by Advantage of $500,000 (“Purchase Price”). The Agreement includes an origination fee of $15,000, which was deducted from the Purchase Price, and weekly payments of $15,000 for eight weeks followed by weekly payments of $20,000 to be made by the Company to Advantage until the Future Sales Amount is paid in full. The Agreement further provides for reduced repayment amounts if paid in full by the Company prior to 120 days after payment of the Purchase Price. The Agreement contains customary and standard terms with respect to these types of purchase agreements.

The foregoing summary of the material terms of the Agreement is subject to the full and complete terms of the Agreement attached hereto as Exhibit 10.54 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.54	Agreement for the Purchase and Sale of Future Receipts.*

*	Certain confidential information contained in this agreement has been omitted because it is not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: February 14, 2020	/s/ Scott Ogur
Scott Ogur
Chief Financial Officer

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